Exhibit 10.44
Amendment to lease agreement
Amendment to the period of lease of the facility at the Nusterweg 123, 6136 KT, Sittard, as mentioned in article 3.2 of the rental agreement (2004-01-19).
The period of lease has changed from 5 years into 2 years.
Article 3.2 says now as following:
“After expiring the in 3.1 mentioned period (2009-01-31), the agreement will be continued for unremitting periods of 2 years, hence until January 31st 2011.
This agreement will further be continued for unremitting periods of 2 years.”
Thus drawn up and signed in duplicate:

Place:	Maastricht	Place:	Sittard

Date:	29-1-2008	Date:	15-2-2008

OPAM BV		Oculus Innovative Sciences Netherlands BV

M.M.H. Pollaert		B.H.J.H. de Brouwer

/s/ M.M.H. Pollaert		/s/ B.H.J.H. de Brouwer